Exhibit 23(a)




                         CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-05629) and related Prospectus and in the Registration Statements (Form S-8 No. 33-16257, No. 33-51653, No. 33-54689 and No. 33-59099) of Thomas
Industries Inc. of our report dated February 5, 1997, with respect to the consolidated financial statements and schedule of Thomas Industries Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1996.




                              /S/ Ernst & Young LLP



Louisville, Kentucky
March 17, 1997